UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2003

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22228	11-3170868

(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	(516) 327-3000

NOT APPLICABLE

(Former name or former address, if changed since last report)

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ITEMS 1 THROUGH 6 AND 8.
ITEM 9. REGULATION FD DISCLOSURE.
SIGNATURES
EXHIBIT INDEX
PRESS RELEASE
TEXT OF WRITTEN PRESENTATION

ITEMS 1 THROUGH 6 AND 8.

NOT APPLICABLE

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

     The following Exhibits are furnished as part of this report:

99.1	Press release dated February 21, 2003 announcing the Company’s participation in an investor conference on March 5, 2003 sponsored by Keefe, Bruyette & Woods, Inc. The release also contains information related to accessing a live webcast of the presentation.

99.2	Text of written presentation Astoria Financial Corporation intends to make to investors on March 5, 2003 at the Eastern Regional Bank Symposium sponsored by Keefe, Bruyette & Woods, Inc.

ITEM 9. REGULATION FD DISCLOSURE.

     Astoria Financial Corporation updated its written investor presentation material, which includes, among other things, a review of financial results and trends through the period ended December 31, 2002. Astoria Financial Corporation intends to use this material in a presentation to investors at the Eastern Regional Bank Symposium sponsored by Keefe, Bruyette & Woods, Inc. in Boston, Massachusetts on March 5, 2003. The Company also intends to make this information available to interested investors and analysts during the quarter ending March 31, 2003 and will post the presentation material on its website.

     The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: March 4, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 21, 2003 announcing the Company’s participation in an investor conference on March 5, 2003 sponsored by Keefe, Bruyette & Woods, Inc. The release also contains information related to accessing a live webcast of the presentation.
99.2	Text of written presentation Astoria Financial Corporation intends to make to investors on March 5, 2003 at the Eastern Regional Bank Symposium sponsored by Keefe, Bruyette & Woods, Inc.

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